UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2006

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (321) 984-1444

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement

On February 23, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of RELM Wireless Corporation (the “Company”) considered and approved the following actions concerning the compensation of the Company’s named executive officers (determined for the year 2005 in accordance with Item 402 of Regulation S-K), David P. Storey, President and Chief Executive Officer, William P. Kelly, Executive Vice President and Chief Financial Officer, and Harold B. Cook, Vice President of Operations:

2005 Cash Bonuses.  The Committee approved the payment of cash bonuses to Messrs. Storey, Kelly and Cook of $260,000, $155,500 and $106,000, respectively, based upon the Company’s performance for the year 2005 as measured against specified levels of sales and pre-tax income established by the Committee at the beginning of the year.  The Committee reviewed the Company’s performance against these pre-established levels, along with individual management performance, and used this information to determine each of the named executive officer’s bonus.

2006 Executive Officer Compensation.  The Committee set base salaries effective January 1, 2006 and established an incentive bonus plan for the named executive officers for the year 2006. Mr. Storey’s base salary was increased to $268,000 from $260,000, Mr. Kelly’s base salary was increased to $160,000 from $155,500 and Mr. Cook’s base salary was increased to $125,000 from $106,000.  Under the incentive bonus plan, each of the named executive officers is eligible to receive a cash bonus of up to 100% of his base salary for 2006 depending upon the Company’s achievement in 2006 of specified levels of sales and pre-tax income.  Cash bonuses for the named executive officers will be weighted as follows: 25% for sales and 75% for pre-tax income.  Therefore, to determine each named executive officer’s annual bonus for 2006, 25% of the named executive officer’s base salary will be multiplied by the percentage allocated to the specified level of sales achieved, if any, and 75% of the named executive officer’s base salary will be multiplied by the percentage allocated to the specified level of pre-tax income achieved, if any.

The Committee also approved the grant of 25,000 stock options to each named executive officer under the Company’s 1997 Stock Option Plan.  The stock options are exercisable at a price of $11.40 per share (the closing price on the American Stock Exchange on February 23, 2006) and vest in whole or in part on the first anniversary of the date of grant depending upon the Company’s achievement in 2006 of the same specified levels of sales and pre-tax income as are applicable to the payment of cash bonuses described above.  The vesting of the options are weighted in the same manner as the payment of cash bonuses. Therefore, to determine the number of options that will vest to a named executive officer, 25% of his stock options (i.e., 6,250) will be multiplied by the percentage allocated to the specified level of sales achieved, if any, and 75% of his stock options (i.e., 18,750) will be multiplied by the percentage allocated to the specified level of pre-tax income achieved, if any.  Any options that do not vest to a named executive officer  because of the Company’s failure to achieve the specified levels of sales and pre-tax income will automatically be forfeited and canceled.

The Company’s 1997 Stock Option Plan was previously filed as Exhibit 4.4 to the Company’s Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-112446).  The 1997 Stock Option Plan’s form of stock option agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number	Description
10.1	Form of Stock Option Agreement for 1997 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

By:	/s/William P. Kelly
William P. Kelly Executive Vice President and Chief Financial Officer

Date:  February 27, 2006

Exhibit Index

Exhibit Number	Description
10.1	Form of Stock Option Agreement for 1997 Stock Option Plan